UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 24, 2017, the shareholders of Alkermes plc (the “Company”) approved the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan”).  This shareholder approval served to ratify the performance measures set forth in the 2011 Plan and to increase the number of shares authorized for issuance under the 2011 Plan by 3,000,000. A copy of the 2011 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its Annual General Meeting of Shareholders (the “Annual Meeting”). The final voting results for the Annual Meeting are as follows:

1.              Shareholders elected Paul J. Mitchell as a Class III director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2020 and until his respective successor is elected and shall qualify, with the votes cast as follows: 136,763,673 votes for; 963,178 votes against; 136,817 votes abstaining; and 5,968,186 broker non-votes.

Shareholders elected Richard F. Pops as a Class III  director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2020 and until his respective successor is elected and shall qualify, with the votes cast as follows: 131,655,762 votes for; 6,035,320 votes against; 172,586 votes abstaining; and 5,968,186 broker non-votes.

2.              Shareholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, with the votes cast as follows: 134,693,491 votes for; 3,112,888 votes against; 57,287 votes abstaining; and 5,968,188 broker non-votes.

3.              Shareholders ratified, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board of Directors of the Company (the “Board”) to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 143,604,840 votes for; 154,213 votes against; and 72,801 votes abstaining.

4.              Shareholders approved the 2011 Plan, with the votes cast as follows: 108,832,435 votes for; 28,974,405 votes against; 56,828 votes abstaining; and 5,968,186 broker non-votes.

5.              Shareholders granted the Board the authority to allot and issue shares under Irish law, with the votes cast as follows: 115,120,611 votes for; 22,705,179 votes against; 37,878 votes abstaining; and 5,968,186 broker non-votes.

6.              Shareholders approved any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve Proposal 7, with the votes cast as follows: 103,897,470 votes for; 39,854,602 votes against; and 79,773 votes abstaining.

7.              Shareholders granted the Board the authority to allot and issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law, with the votes cast as follows: 114,385,254 votes for; 23,446,651 votes against; 31,762 votes abstaining; and 5,968,187 broker non-votes.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC
Date: May 24, 2017	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Alkermes plc 2011 Stock Option and Incentive Plan, as amended.